EXHIBIT 5.1

August 18, 2009

Herman Miller, Inc.
855 East Main Avenue
Zeeland, Michigan 49464-0302

Ladies and Gentlemen:

        We have acted as counsel to Herman Miller, Inc., a Michigan corporation (the “Company”), in connection with the issuance of 2,041,666 shares of common stock of the Company, $0.20 par value per share (the “Securities”), pursuant to the terms of that certain Purchase Agreement (the “Purchase Agreement”), dated as of June 24, 2009, by and among Nemschoff Chairs, LLC., a Wisconsin limited liability company (“Target”), NC Holding Company, a Wisconsin corporation and the sole member of Target (“Seller”), each of the shareholders of Seller and the Company, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the Company has prepared and filed with the Commission a Registration Statement on Form S-3 (File No. 333-157364) (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), and prospectus supplement (the “Prospectus Supplement”) filed on August 18, 2009 relating to the potential resale of the Securities. We are familiar with the corporate action taken by the Board of Directors of the Company in authorizing the registration for resale of the Securities, and we have examined such documents and questions of law as we consider necessary or appropriate for the purpose of furnishing this opinion.

        In our capacity as counsel to the Company in connection with the registration for resale of the Securities, we have examined (i) the Registration Statement, Base Prospectus and Prospectus Supplement; (ii) the Company’s Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws; (iii) the Purchase Agreement; (iv) certain resolutions of the Company’s Board of Directors; (v) certain corporate documents and records, certificates of public officials and certificates of officers of the Company; and (vi) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion.

        In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.  We further assume that the appropriate action will be taken, prior to resale of the Securities, to register and qualify the Securities for resale under all applicable state securities or “blue sky” laws.

        On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Securities have been duly authorized, validly issued, fully paid and non-assessable.

        The law covered by this opinion is limited to the present law of the State of Michigan. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinions are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

August 18, 2009

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Base Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or under the rules and regulations of the Commission relating thereto.

Very truly yours,

Varnum LLP

/s/ Michael G. Wooldridge

Michael G. Wooldridge